EXHIBIT 23




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by Reference in the Registration Statement on Form S-8 (File No. 333-109617) of Energas Resources, Inc. of our report dated April 28, 2006 related to the financial statements which appear in Energas Resources, Inc. Form 10-KSB for the year ended January 31, 2006.



/s/ Murrell, Hall, McIntosh & Co., PLLP

Murrell, Hall, McIntosh & Co., PLLP
Oklahoma City, Oklahoma
May 12, 2006